UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

January 27, 2012 (January 27, 2012)

OYO GEOSPACE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13601	76-0447780
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7007 Pinemont Drive, Houston, TX 77040

(Address of Principal Executive Offices)

(713) 986-4444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08	Shareholder Director Nominations.

As noted under Item 8.01 of this Current Report on Form 8-K, the Board of Directors of OYO Geospace Corporation (the “Company”) has determined to postpone the Company’s annual meeting of stockholders to April 10, 2012. Due to this postponement, the due dates for the provision of any qualified stockholder proposal or qualified stockholder nominations under the rules of the Securities and Exchange Commission and the Amended and Restated Bylaws of the Company described in the Company’s 2011 Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on January 1, 2011 are no longer applicable. Such nominations and proposals, including any notice on Schedule 14N, are now due to the Company on February 13, 2012, as the Company intends to print its proxy materials on February 20, 2012.

Item 8.01	Other Events.

On January 27, 2012, the Board of Directors of the Company determined to postpone the date of the Company’s annual meeting of stockholders to April 10, 2012. The Board of Directors decided to postpone the annual meeting to provide the Nominating and Governance Committee additional time to identify a director nominee to be included in the Company’s 2012 Proxy Statement on Schedule 14A and subjected to a vote by the stockholders of the Company at the 2012 annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OYO GEOSPACE CORPORATION

By:	/s/ Thomas T. McEntire
Name:	Thomas T. McEntire
Title:	Vice President, Chief Financial Officer and Secretary

Date: January 27, 2012